ELEVENTH AMENDMENT
TO THE
FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP
OF
SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP

    This Eleventh Amendment to the Fourth Amended and Restated agreement of Limited Partnership of Sun Communities Operating Limited Partnership (this “Amendment”) is made and entered into on March 23, 2023 (“Effective Date”), by SUN COMMUNITIES, INC., a Maryland corporation (the “General Partner”), as the general partner and owner of more than 50% of the Common OP Units of SUN COMMUNITIES OPERATING LIMITED PARTNERSHIP, a Michigan limited partnership (the “Partnership”).

Recitals

A.SHM SYC, LLC, a Delaware limited liability company (successor by assignment to SH Marinas, LLC, a Delaware limited liability company) (“SH Marinas”) entered into an Amended and Restated Contribution Agreement dated March 9, 2023 (the “Contribution Agreement”) with Enmark Properties, LLC, a Georgia limited liability company (“Enmark Properties”), and Savannah Yacht Center, Inc., a Georgia corporation (“SYC,” and together with Enmark Properties, the “Series K Partners”).

B.SH Marinas is an indirect wholly-owned subsidiary of the Partnership.

C.Pursuant to the Contribution Agreement, the Series K Partners have sold and contributed their interest in certain real property and other assets (the “Contributed Assets”) to the Partnership, indirectly through SH Marinas and certain of its affiliates, on the Effective Date in consideration for, among certain other consideration, the issuance by the Partnership of Series K Preferred Units (defined below).

D.The General Partner desires to amend that certain Fourth Amended and Restated Agreement of Limited Partnership of Sun Communities Operating Limited Partnership, dated as of January 31, 2019, as amended (the “Partnership Agreement”), as set forth herein. Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to it in the Partnership Agreement.

E.Article 13 of the Partnership Agreement authorizes the General Partner, as the holder of more than 50% of the Common OP Units, to amend the Partnership Agreement.

Now, therefore, in consideration of the foregoing, of the mutual promises set forth herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree to continue the Partnership and amend the Partnership Agreement as follows:

1.    Admission of New Partner. As of the Effective Date, the Series K Partners have contributed the Contributed Assets to the Partnership, indirectly through SH Marinas and certain of its affiliates, in exchange for, among other consideration, the issuance of an aggregate of 1,000,000 Series K Preferred Units by the Partnership to the Series K Partners, consisting of 960,000 Series K Preferred Units issued to Enmark Properties and 40,000 Series K Preferred Units issued to SYC. All Series K Preferred Units issued to the Series K Partners have been duly issued and fully paid. Each Series K Partner, by execution of a separate joinder to the Partnership Agreement, has agreed to be bound by all of the terms and conditions of the Partnership Agreement, as amended by this Amendment. Each Series K Partner is hereby admitted to the Partnership as a new Limited Partner. Exhibit A of the Partnership Agreement is hereby deleted in its entirety and is replaced with Exhibit A to this Amendment.

2.    Section 6.1(a)(iii) of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“(iii)    Third, to the Partners, pro rata in proportion to the number of OP Units held by each such Partner as of the last day of the period for which such allocation is being made; provided, however, that the Profits allocated to any Preferred OP Units, Series A-1 Preferred Units, Series A-3 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series G Preferred Units, Series H Preferred Units, Series I Preferred Units, Series J Preferred Units and Series K Preferred Units pursuant to this Section 6.1(a)(iii) for any calendar year shall not exceed the amount of Preferred Dividends, Series A-1 Priority Return, Series A-3 Priority Return, Series A-4 Priority Return, Series C Priority Return, Series D Priority Return, Series E Priority Return, Series F Priority Return, Series G Priority Return, Series H Priority Return, Series I Priority Return, Series J Priority Return and Series K Priority Return, respectively, thereon for that calendar year, and any such excess Profits remaining after the application of such limitation shall be allocated to the holders of the Common OP Units, pro rata.”

3.    Section 7.1(a) of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“(a)    Distributions in respect of OP Units (other than Common OP Units) shall be made at the times, in the amounts and in the priority provided in this Agreement, including, without limitation, Sections 16.1, 18.3, 20.3, 21.3, 22.3, 23.3, 24.3, 25.3, 26.3, 27.3, 28.3, 29.3 and 30.3 of this Agreement.”

4.    Section 11.2 of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“11.2 Rights of Transferees.

A transferee of OP Units shall not be admitted as a General Partner unless the holders of a majority of the Common OP Units consent in writing. A transferee shall not be admitted as a Limited Partner unless the General Partner consents in writing. If the General Partner does consent, then the transferor shall no longer be treated as a Partner. Any such consent may be given or withheld at the sole discretion of those Partners whose consent is required. As a condition of such consent, the General Partner may require a substitute Partner to pay the legal and other costs incurred by the Partnership in effecting its admission. A transferee who does not become a substitute Partner shall have no rights hereunder except to receive any allocations and distributions which (but for the Transfer) would have been made to the transferor. No Transfer of OP Units shall be effective with respect to the Partnership until written notice thereof to the Partnership.

Notwithstanding anything to the contrary set forth in this Agreement, in connection with any Transfer by a Limited Partner of any part or all of its OP Units, the General Partner, with the written consent of the transferee party to such Transfer and prior to its admission as a Limited Partner hereunder, may agree to (x) admit such transferee as a Limited Partner hereunder on such terms and conditions as the General Partner and such transferee mutually agree and (y) to the extent such transferee is a creditor whose extensions of credit are secured by such OP Units, grant such transferee customary rights with respect to such OP Units following an event of default (or other similar term) as the General Partner, the transferor and such transferee mutually agree. Any such terms shall govern with respect to the applicable Limited Partner.”

5.    Section 12.2(a) of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“(a)    The Capital Accounts of the holders of the OP Units shall be adjusted to reflect the manner in which any unrealized income, gain, loss and deduction inherent in the Partnership’s property, which has not previously been reflected in the Partners’ Capital Accounts, would be allocated among the Partners if there were a taxable disposition of such property at fair market value on the date of distribution. Any resulting increase in the Partners’ Capital Accounts shall be allocated, subject to Section 6.2: (i) first, to the holders of the Preferred OP Units, Series A-1 Preferred Units and Series A-4 Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Issue Prices of their respective OP Units plus accrued and unpaid Preferred Dividends, Series A-1 Priority Return and Series A-4 Priority Return, as the case may be, thereon; (ii) second, to the holders of the Series C Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Series C Issue Price plus accrued and unpaid Series C Priority Return thereon; (iii) third, to the holders of the Series D Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Series D Issue Price plus accrued and unpaid Series D Priority Return thereon; (iv) fourth, to the holders of the Series E Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Series E Issue Price plus accrued and unpaid Series E Priority Return thereon; (v) fifth, to the holders of the Series F Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Series F Issue Price plus accrued and unpaid Series F Priority Return thereon; (vi) sixth, to the holders of the Series G Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Series G Issue Price plus accrued and unpaid Series G Priority Return thereon; (vii) seventh, to the holders of the Series H Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Series H Issue Price plus accrued and unpaid Series H Priority Return thereon; (viii) eighth, to the holders of the Series I Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Series I Issue Price plus accrued and unpaid Series I Priority Return thereon, (ix) ninth, to the holders of the Series J Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Series J Issue Price plus accrued and unpaid Series J Priority Return thereon, (x) tenth, to the holders of the Series K Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Series K Issue Price plus accrued and unpaid Series K Priority Return thereon (xi) eleventh, to the holders of the Series A-3 Preferred Units in proportions and amounts sufficient to bring their respective Capital Account balances up to the amount of the Series A-3 Issue Price plus accrued and unpaid Series A-3 Priority Return thereon; and (xii) twelfth (if any), to the Common OP Units.

Any resulting decrease in the Partners’ Capital Accounts shall be allocated, subject to Section 6.2: (i) first to the holders of Common OP Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; (ii) second, to the holders of Series A-3 Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; (iii) third, to the holders of Series K Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; (iv) fourth, to the holders of Series J Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; (v) fifth, to the holders of Series I Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero, (vi) sixth, to the holders of Series H Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; (vii) seventh, to the holders of Series G Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero, (viii) eighth, to the holders of Series F Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; (ix) ninth, to the holders of Series E Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; (x) tenth, to the holders of Series D Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; (xi) eleventh, to the holders of Series C Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; (xii) twelfth, to the holders of Preferred OP Units, Series A-1 Preferred Units and Series A-4 Preferred Units, in proportions and amounts sufficient to reduce their respective capital account balances to zero; and (xiii) thirteenth, to the General Partner.”

6.    The definition of “Common Stock Fair Market Value” set forth in Article 1 (Defined Terms) of the Partnership Agreement is hereby deleted in its entirety and replaced with the following:

“’Common Stock Fair Market Value” shall mean, with respect to any Series A-1 Exchange Date, Series A-3 Exchange Date, Series A-4 Exchange Date, Series C Exchange Date, Series D Exchange Date, Series E Exchange Date, Series F Exchange Date, Series G Exchange Date, Series H Exchange Date, Series I Exchange Date, Series J Exchange Date or Series K Exchange Date, the average closing price of a REIT Share for the 10 consecutive trading days preceding such Series A-1 Exchange Date, Series A-3 Exchange Date, Series A-4 Exchange Date, Series C Exchange Date, Series D Exchange Date, Series E Exchange Date, Series F Exchange Date, Series G Exchange Date, Series H Exchange Date, Series I Exchange Date, Series J Exchange Date or Series K Exchange Date on the principal national securities exchange on which the REIT Shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such 10 trading day period in the over the counter market as furnished by the National Quotation Bureau, Inc., or, if such firm is not then engaged in the business of reporting such prices, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the General Partner or, if the REIT Shares or securities are not publicly traded, the Common Stock Fair Market Value for such day shall be the fair market value thereof determined jointly by the General Partner and the holder(s) of Series A-1 Preferred Units, Series A-3 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series G Preferred Units, Series H Preferred Units, Series I Preferred Units, Series J Preferred Units or Series K Preferred Units that are exchanging such Series A-1 Preferred Units, Series A-3 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series G Preferred Units, Series H Preferred Units, Series I Preferred Units, Series J Preferred Units or Series K Preferred Units for REIT Shares or Common OP Units; provided, however, that if such parties are unable to reach agreement within a reasonable period of time, the Common Stock Fair Market Value shall be determined in good faith by an independent investment banking firm selected jointly by the General Partner and such holder(s) of Series A-1 Preferred Units, Series A-3 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series G Preferred Units, Series H Preferred Units, Series I Preferred Units, Series J Preferred Units or Series K Preferred Units or, if that selection cannot be made within five days, by an independent investment banking firm selected by the American Arbitration Association in accordance with its rules.”

7.    The following new definitions are inserted in Article 1 (Defined Terms) of the Partnership Agreement so as to preserve alphabetical order:

“Series K Exchange Date” shall mean either a Series K Voluntary Exchange Date or a Series K Mandatory Exchange Date, as applicable.

“Series K Fifth Anniversary Period” shall mean the 60 calendar-day period following the fifth anniversary of the Series K Issuance Date.

“Series K Issuance Date” shall mean March 23, 2023.

“Series K Mandatory Exchange Date” shall mean the date designated by the Partnership in a Series K Mandatory Exchange Notice on which Series K Preferred Units will be exchanged pursuant to Section 30.8(c) or (d) below; provided, however, that the designated Series K Mandatory Exchange Date (i) must be a Business Day, and (ii) may not be less than three Business Days, nor more than more than 15 Business Days, after the date such Series K Mandatory Exchange Notice is delivered.

“Series K Mandatory Exchange Notice” shall mean a written notice delivered by the Partnership to holders of Series K Preferred Units of the Partnership’s election to exchange Series K Preferred Units pursuant to Section 30.8(c) or (d) below. Each Series K Mandatory Exchange Notice must specify the number of Series K Preferred Units to be exchanged and the designated Series K Mandatory Exchange Date.

“Series K Preferred Partners” shall mean the holder or holders of Series K Preferred Units set forth on Exhibit A hereto, as it may be amended from time to time, and their respective successors and permitted assigns.

“Series K Preferred Unit Distribution Period” shall mean the period from and including the Series K Issuance Date to, but excluding, the first Series K Preferred Unit Distribution Payment Date, and each subsequent period from and including a Series K Preferred Unit Distribution Payment Date to, but excluding, the next succeeding Series K Preferred Unit Distribution Payment Date.

“Series K Preferred Units” shall have the meaning set forth therefor in Section 30.2 below.

“Series K Priority Return” shall have the meaning set forth therefor in Section 30.1 below.

“Series K Redemption Notice” shall mean a written notice delivered by a holder of Series K Preferred Units to the Partnership of such holder’s election to cause the Partnership to redeem Series K Preferred Units pursuant to Section 30.9 below. Each Series K Redemption Notice must specify the number of Series K Preferred Units to be redeemed and must designate a redemption date that is within the Series K Fifth Anniversary Period.

“Series K Redemption Price” shall mean a redemption price per Series K Preferred Unit equal to the Series K Issue Price plus any accrued but unpaid Series K Priority Return as of the redemption date of a Series K Preferred Unit.

“Series K Voluntary Exchange Date” shall mean the date designated by the holder of Series K Preferred Units in a Series K Voluntary Exchange Notice on which the holder of Series K Preferred Units proposes to exchange Series K Preferred Units for Common OP Units pursuant to Section 30.8(a) below; provided, however, that the proposed Series K Voluntary Exchange Date (i) must be a Business Day, and (ii) may not be less than three Business Days, nor more than more than 15 Business Days, after the date such Series K Voluntary Exchange Notice is delivered.

“Series K Voluntary Exchange Notice” shall mean a written notice delivered by a holder of Series K Preferred Units to the Partnership of such holder’s election to exchange any or all of its Series K Preferred Units for Common OP Units pursuant to Section 30.8(a) below. Each Series K Voluntary Exchange Notice must specify the number of Series K Preferred Units to be exchanged and the proposed Series K Voluntary Exchange Date.

8.    The following new Article 30 of the Partnership Agreement is inserted in the Partnership Agreement after Article 29 thereof:

ARTICLE 30.
SERIES K PREFERRED UNITS

Section 30.1    Definitions. The term “Series K Parity Preferred Units” shall mean any class or series of OP Units of the Partnership now or hereafter authorized, issued or outstanding and expressly designated by the Partnership to rank on parity with the Series K Preferred Units with respect to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership. The term “Series K Priority Return” shall mean an amount equal to the Series K Applicable Rate multiplied by the stated issue price of $100.00 (the “Series K Issue Price”) per Series K Preferred Unit per annum. The term “Series K Applicable Rate” shall mean: 4.0% per annum (determined on the basis of a 365 day year).

Section 30.2    Designation and Number. A series of OP Units in the Partnership designated as the Series K Preferred Units (the “Series K Preferred Units”) is hereby established. The number of Series K Preferred Units shall be 1,000,000.

Section 30.3     Distributions.

(a) Payment of Distributions.
(i)Subject to the preferential rights of holders of any class or series of OP Units of the Partnership ranking senior to the Series K Preferred Units, the holders of Series K Preferred Units will be entitled to receive, when, as and if declared by the Partnership acting through the General Partner, out of the Partnership’s available cash, cumulative preferential cash distributions in an amount equal to the Series K Priority Return.
(ii)All distributions shall be cumulative, shall accrue from the date of issuance, and will be payable quarterly (such quarterly periods for purposes of payment and accrual will be the quarterly periods ending on the dates specified in this sentence) in arrears on March 31, June 30, September 30 and December 31 of each year (each a “Series K Preferred Unit Distribution Payment Date”), and will be computed on the basis of a 365-day year. If any Series K Preferred Unit Distribution Payment Date is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The distributions payable on any Series K Preferred Unit Distribution Payment Date shall include distributions accrued to but not including such Series K Preferred Unit Distribution Payment Date. Distributions payable on any Series K Preferred Units shall be pro-rated for the quarter in which the Series K Preferred Units are first issued.

(b)Distributions Cumulative. Notwithstanding the foregoing, distributions on the Series K Preferred Units will accrue and be cumulative from the Series K Issuance Date, whether or not the terms and provisions set forth in the last sentence of this Section 30.3(b) at any time prohibit the declaration, setting aside for payment or current payment of distributions, whether or not the Partnership has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. No interest, or sum in lieu of interest, will be payable in respect of any distribution payment or payments on Series K Preferred Units which may be in arrears, and the holders of the Series K Preferred Units will not be entitled to any distributions, whether payable in cash, securities or other property, in excess of full cumulative distributions described above. Any distribution payment made on the Series K Preferred Units will first be credited against the earliest accrued but unpaid distribution due with respect to the Series K Preferred Units. No distributions on the Series K Preferred Units shall be authorized, declared, paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, directly or indirectly prohibit authorization, declaration, payment or setting apart for payment or provide that such authorization, declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.

(c)Priority as to Distributions.

(i)Except as provided in Section 30.3(c)(ii) below, unless full cumulative distributions for all past Series K Preferred Unit Distribution Periods on the Series K Preferred Units have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof is set apart for such payment, no distributions (other than in Common OP Units or any other class or series of OP Units ranking junior to the Series K Preferred Units as to distributions and as to the distribution of assets upon liquidation, dissolution and winding up of the Partnership) shall be authorized or paid or set aside for payment nor shall any other distribution be authorized or made on Common OP Units or any other classes or series of OP Units ranking junior to or on parity with the Series K Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership nor shall any Common OP

Units or any other classes or series of OP Units ranking junior to or on parity with the Series K Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership be redeemed, purchased or otherwise acquired for any consideration (or any amounts be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership except: (1) by conversion into or exchange for Common OP Units or any other classes or series of OP Units ranking junior to the Series K Preferred Units as to distributions and as to the distribution of assets upon liquidation, dissolution and winding up of the Partnership, (2) by redemption, purchase or other acquisition of Common OP Units made for purposes of an incentive, benefit or share purchase plan for the General Partner, the Partnership or any of their respective subsidiaries, (3) for redemptions, purchases or other acquisitions of OP Units by the Partnership in connection with the General Partner’s purchase of its securities for the sole purpose of preserving the General Partner’s qualification as a REIT for federal income tax purposes, or (4) for any distributions by the Partnership corresponding to distributions by the General Partner required for it to maintain its status as a REIT for federal income tax purposes. With respect to the Series K Preferred Units, all references in this Article 30 to “past Series K Preferred Unit Distribution Periods” shall mean, as of any date, Series K Preferred Unit Distribution Periods ending on or prior to such date, and with respect to any other class or series of OP Units ranking on a parity as to distributions with the Series K Preferred Units, all references in this Article 30 to “past distribution periods” (and all similar references) shall mean, as of any date, distribution periods with respect to such other class or series of OP Units ending on or prior to such date.

(ii)When full cumulative distributions for all past Series K Preferred Unit Distribution Periods are not paid in full (or a sum sufficient for such full payment is not set apart) upon the Series K Preferred Units and when full cumulative distributions for all past distribution periods are not paid in full (or a sum sufficient for such full payment is not set apart) upon the units of any other Series K Parity Preferred Units ranking on a parity as to distributions with the Series K Preferred Units, then all distributions authorized on the Series K Preferred Units and any other outstanding classes or series of Series K Parity Preferred Units ranking on a parity as to distributions with the Series K Preferred Units shall be declared pro rata so that the amount of distributions authorized per unit on the Series K Preferred Units and such other classes or series of Series K Parity Preferred Units ranking on a parity as to distributions with the Series K Preferred Units shall in all cases bear to each other the same ratio that accumulated and unpaid distributions per unit on the Series K Preferred Units and such other classes or series of Series K Parity Preferred Units ranking on a parity as to distributions with the Series K Preferred Units (which, in the case of any such other classes or series of Series K Parity Preferred Units ranking on a parity as to distributions with the Series K Preferred Units, shall not include any accumulation in respect of unpaid distributions for past distribution periods if such other Series K Parity Preferred Units ranking on a parity as to distributions with the Series K Preferred Units does not have a cumulative distribution) bear to each other.

    Section 30.4      Liquidation Proceeds.

(a)Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Common OP Units or any other classes or series of OP Units ranking junior to the Series K Preferred Units as to distributions or as to the distribution of assets upon liquidation, dissolution or winding up of the Partnership, the holders of Series K Preferred Units shall be entitled to receive an amount per Series K Preferred Unit equal to the Series K Issue Price plus any accrued but unpaid Series K Priority Return thereon (whether or not authorized or declared) to the date of payment in accordance with Article 12. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of Series K Preferred Units shall be insufficient to pay the full preferential amount set forth in Article 12 and liquidating payments on any Series K Parity Preferred Units, as to the distribution of assets on any liquidation, dissolution or winding up of the Partnership, then such assets, or the proceeds thereof, shall be distributed among the holders of Series K Preferred Units and any such other Series K Parity Preferred Units ratably in accordance with the respective amounts that would be payable on such Series K Preferred Units and any such Series K Parity Preferred Units if all amounts payable thereon were paid in full.

(b)Notice. Written notice of any voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by (i) fax or email and (ii) by first class mail, postage pre-paid, not less than thirty (30) and not more than sixty (60) days prior to the payment date stated therein, to each record holder of the Series K Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership.

(c)No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the holders of Series K Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

(d)Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Partnership to, or the consolidation or merger or other business combination of the Partnership with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Partnership.

Section 30.5      Ranking

    The Series K Preferred Units rank, with respect to rights to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, (i) senior to all Common OP Units, Series A-3 Preferred Units and all other OP Units other than OP Units referred to in clauses (ii) and (iii) of this sentence; (ii) on a parity with all Series K Parity Preferred Units and (iii) junior to all Preferred OP Units, Series A-1 Preferred Units, Series A-4 Preferred Units, Series C Preferred Units, Series D Preferred Units, Series E Preferred Units, Series F Preferred Units, Series G Preferred Units, Series H Units, Series I Units, Series J Units and all other OP Units (now existing or hereafter arising) the terms of which specifically provide that such OP Units rank senior to the Series K Preferred Units with respect to rights to the payment of distributions and the distribution of assets in the event of any liquidation, dissolution and winding up of the Partnership.

Section 30.6    Voting Rights.

    Holders of the Series K Preferred Units will not have any voting rights or right to consent to any matter requiring the consent or approval of the Limited Partners; provided, however, that, except as provided below, without the written consent of holder of a majority of the Series K Preferred Units, this Agreement may not be amended to materially adversely affect the rights in respect of the Series K Preferred Units, including by way of merger or consolidation. Notwithstanding anything to the contrary in the foregoing, no consent of the holders of Series K Preferred Units shall be required for the Partnership to designate or issue any OP Units ranking senior to the Series K Preferred Units with respect to the payment of distributions and the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Partnership (collectively, “Senior Units”) or to reclassify any authorized or designated OP Units into such Senior Units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such Senior Units.

Section 30.7    Transfer Restrictions.

    The Series K Preferred Units shall be subject to the provisions of Article 11 of the Partnership Agreement; provided that the General Partner hereby consents to the Transfer of Series K Preferred Units to any partner, member, other beneficial owner or controlled affiliate of any holder of Series K Preferred Units, subject to compliance with Section 11.3 of the Agreement. For purposes of this Section 30.7, “controlled affiliate” means any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by, or under common control with, such holder of Series K Preferred Units.

Section 30.8    Exchange Rights.

(a)    Series K Preferred Unitholder Voluntary Exchange Rights. Each holder of Series K Preferred Units shall be entitled to exchange Series K Preferred Units for Common OP Units, at such holder’s option, on the following terms and subject to the following conditions:

    (i)    At any time after the Series K Issuance Date, subject to the terms of any lock-up agreement to which a holder is a party, each holder of Series K Preferred Units at its option may exchange, on the Series K Voluntary Exchange Date designated in its Series K Voluntary Exchange Notice to the Partnership, each of its Series K Preferred Units for a number of Common OP Units equal to the quotient (the “Series K Exchange Rate”) obtained by dividing the Series K Issue Price by $170.00 (as it may be adjusted, the “Series K Conversion Price”); provided, however, that no Series K Preferred Units may be exchanged on any proposed Series K Voluntary Exchange Date pursuant to this Section 30.8(a) unless at least 1,000 Series K Preferred Units, in the aggregate, are exchanged by one or more holders thereof on such Series K Voluntary

Exchange Date pursuant to one or more Series K Voluntary Exchange Notices. Any holder of Series K Preferred Units that has delivered a Series K Voluntary Exchange Notice to the Partnership may rescind such Series K Voluntary Exchange Notice by delivering written notice of such rescission to the Partnership prior to the Series K Voluntary Exchange Date specified in the applicable Series K Voluntary Exchange Notice.

    (ii)    The Series K Conversion Price (and therefore the Series K Exchange Rate) is subject to automatic adjustment upon subdivisions, stock splits, stock dividends, combinations and reclassification of REIT Shares (and, pursuant to Section 4.7 of the Agreement, Common OP Units), such that each Series K Preferred Unit will thereafter be exchangeable into the kind and amount of units or other equity interests having equal rights and value to the number of Common OP Units which would have been received if the exchange had occurred immediately prior to the record date for such subdivision, stock split, stock dividend, combination or reclassification of the REIT Shares (and, pursuant to Section 4.7 of the Agreement, Common OP Units). The General Partner shall provide notice of any such adjustment to the Series K Conversion Price to the holders of Series K Preferred Units in accordance with Section 30.12 below.

    (iii)    In case the General Partner or the Partnership shall be a party to any transaction (including, without limitation, a merger, consolidation, combination, recapitalization, share exchange, tender offer for a majority of the General Partner’s capital stock or sale of all or substantially all of the Partnership’s assets), in each case as a result of which the Common OP Units will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series K Preferred Unit will thereafter be convertible or exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Common OP Units or fraction thereof into which one Series K Preferred Unit was convertible or exchangeable immediately prior to such transaction.

    (b)    Procedure for Voluntary Exchange.

    (i)    Any exchange pursuant to Section 30.8(a) shall be exercised pursuant to a delivery of a Series K Voluntary Exchange Notice to the Partnership by the holder who is exercising such exchange right. The Series K Voluntary Exchange Notice shall be delivered to the Partnership in accordance with Section 30.12 below.

    (ii)    Any exchange pursuant to Section 30.8(a) shall be effective as of the close of business on the Series K Voluntary Exchange Date. The holders of the exchanged Series K Preferred Units shall be deemed to have surrendered the same to the Partnership, and the Partnership shall be deemed to have issued the corresponding number of Common OP Units or other securities at the close of business on the Series K Voluntary Exchange Date.

(c)    Partnership’s Mandatory Exchange Right During Series K Fifth Anniversary Period.

    (i)    Effective on any date during the Series K Fifth Anniversary Period, the Partnership may cause any or all of the Series K Preferred Units to be converted, on the Series K Mandatory Exchange Date designated in its Series K Mandatory Exchange Notice, to Common OP Units at the Series K Exchange Rate, as it may be adjusted pursuant to Section 30.8(a)(ii), or, if applicable, such other shares of capital stock, other securities and property receivable in respect of Common OP Units pursuant to section 30.8(a)(iii) above. The Partnership may rescind any such Series K Mandatory Exchange Notice by delivering written notice of such rescission to the holders of Series K Preferred Units prior to the Series K Mandatory Exchange Date specified in the applicable Series K Mandatory Exchange Notice. For the avoidance of doubt, the Partnership may not cause Series K Preferred Units to be exchanged pursuant to this Section 30.8(c) effective on any date that is not during the Series K Fifth Anniversary Period.

    (ii)    In the event of an exchange under this Section 30.8(c), the Partnership will on the Series K Mandatory Exchange Date pay to each holder of Series K Preferred Units, in respect of each exchanged Series K Preferred Unit, any accrued and unpaid Series K Priority Return on such Series K Preferred Unit through, but not including, the immediately prior Series K Preferred Unit Distribution Payment Date. In addition, with respect to exchanges under this Section 30.8(c) only, if the volume-weighted average price of the REIT Shares on the New York Stock Exchange for the first five trading days after the Series K Mandatory Exchange Date (the “Average Share Price”) is less than the Series K Conversion Price on the Series K Mandatory Exchange Date, then on the first Business Day following such five trading day period, the Partnership will make a cash payment to each holder of Series K Preferred Units, in respect of each exchanged Series K Preferred Unit, in an amount equal to the product of (a) the Series K Exchange Rate on the Series K Mandatory Exchange Date multiplied by (b) the difference between the Series K Conversion Price on the Series K Mandatory Exchange Date and the Average Share Price. For the avoidance of doubt, any cash payment made pursuant to this Section 30.8(c)(ii) will be in addition to, and not in lieu of, delivery of Common OP Units or other securities upon exchange of the Series K Preferred Units.

(d)    Partnership’s Mandatory Exchange Right Upon Increase in REIT Shares Value. If at any time after the Series K Issuance Date, the closing price of a REIT Share on the principal national securities exchange on which the REIT Shares are listed or admitted to trading has been, on each of the preceding 60 trading days, equal to or greater than 120% of the Series K Conversion Price, the Partnership by delivery of Series K Mandatory Exchange Notices to the holders of Series K Preferred Units may cause any or all of the Series K Preferred Units to be converted, on the Series K Mandatory Exchange Date designated in its Series K Mandatory Exchange Notice, to Common OP Units at the Series K Exchange Rate, as it may be adjusted pursuant to Section 30.8(a)(ii), or, if applicable, such other shares of capital stock, other securities and property receivable in respect of Common OP Units pursuant to section 30.8(a)(iii) above. The Partnership may rescind any such Series K Mandatory Exchange Notice by delivering written notice of such rescission to the holders of Series K Preferred Units prior to the Series K Mandatory Exchange Date specified in the applicable Series K Mandatory Exchange Notice. For the avoidance of doubt, the Partnership may cause Series K Preferred Units to be exchanged pursuant to this Section 30.8(d) outside the Series K Fifth Anniversary Period.

(e)    Procedure for Mandatory Exchange.

    (i)    Any exchange of Series K Preferred Units pursuant to Section 30.8(c) or (d) above shall be exercised pursuant to a delivery of a Series K Mandatory Exchange Notice by the Partnership to holders of Series K Preferred Units in accordance with Section 30.12 below.

    (ii)    Any exchange pursuant to Section 30.8(c) or (d) above shall be effective as of the close of business on the Series K Mandatory Exchange Date. The holders of the exchanged Series K Preferred Units shall be deemed to have surrendered the same to the Partnership, and the Partnership shall be deemed to have issued the corresponding number of Common OP Units or other securities at the close of business on the Series K Mandatory Exchange Date.

(iii)    If the Partnership causes less than all of the Series K Preferred Units to be exchanged pursuant to a Series K Mandatory Exchange Notice and the Series K Preferred Units are held by more than one holder, the same percentage of Series K Preferred Units held by each holder thereof shall be exchanged.

(f)    Limitations on Exchange. Notwithstanding anything to the contrary in this Section 30.8, the Partnership shall not be required to issue fractions of Common OP Units upon exchange of Series K Preferred Units. If any fraction of a Common OP Unit would be issuable upon exchange of Series K Preferred Units pursuant to this Section 30.8, the Partnership may, in lieu of delivering such fraction of a Common OP Unit, make a cash payment to the exchanging holder of Series K Preferred Units in an amount equal to the Common Stock Fair Market Value determined as of the Series K Exchange Date multiplied by such fraction of a Common OP Unit.

(g)    Reservation of REIT Shares. The General Partner shall at all times reserve and keep available a sufficient number of authorized but unissued REIT Shares to permit the exchange of all of the outstanding Common OP Units into which Series K Preferred Units are exchangeable pursuant to this Section 30.8.

(h)    Payment of Series K Priority Return. On the Series K Preferred Unit Distribution Payment Date next following any Series K Exchange Date, the holders of Series K Preferred Units that were exchanged on such date pursuant to this Section 30.8 shall be entitled to a cash payment from the Partnership in an amount equal to (i) a prorated portion of the Series K Priority Return, based on the number of days elapsed from the prior Series K Preferred Unit Distribution Payment Date through, but not including, the Series K Exchange Date, less (ii) the amount of the distribution or dividend, if any, paid to such holders on the securities into which the Series K Preferred Units were exchanged for the quarterly period in which the Series K Exchange Date occurred. For the avoidance of doubt, in no event will the Partnership be entitled to any payment from any such holder of Series K Preferred Units in the event that any such distribution or dividend described in clause (ii) of the foregoing sentence exceeds the prorated portion of the Series K Priority Return described in clause (i) of the foregoing sentence.

(i)    Surrender of Certificates. In connection with any mandatory or voluntary exchange under this Section 30.8, each holder of Series K Preferred Units with respect to which a Series K Voluntary Exchange Notice or a Series K Mandatory Exchange Notice has been delivered and not rescinded shall, promptly after the applicable Series K Voluntary Exchange Date or Series K Mandatory Exchange Date, surrender to the Partnership any certificates representing such Series K Preferred Units (or certify to the Partnership that such certificates have been lost or destroyed). Notwithstanding the foregoing, a holder’s failure to timely surrender any such certificates shall not affect the exchange of such Series K Preferred Units, and after the Series K Voluntary Exchange Date or Series K Mandatory Exchange Date, as applicable, any such certificates shall be null and void.

Section 30.9    Redemption Rights.

(a)    Voluntary Redemption by Holder. Subject to the limitations in this Section 30.9, effective on any date during the Series K Fifth Anniversary Period, a holder of Series K Preferred Units may require the Partnership to redeem, for cash at the Series K Redemption Price, all or a portion, but not less than 1,000 Series K Preferred Units at any one time, of the Series K Preferred Units held by such holder. For the avoidance of doubt, no holder of Series K Preferred Units may require the Partnership to redeem any Series K Preferred Units effective on any date that is not during the Series K Fifth Anniversary Period. Unless the Partnership agrees otherwise in writing, any election to redeem Series K Preferred Units shall be irrevocable after delivery of a Series K Redemption Notice.

(b)Procedures for Redemption.

            (i)    To exercise its redemption right, a holder of Series K Preferred Units must deliver a Series K Redemption Notice, which shall designate a redemption date during the Series K Fifth Anniversary Period in accordance with Section 30.12 below not less than 60 days before the redemption date designated in the Series K Redemption Notice.

            (ii)    The Partnership will pay the Series K Redemption Price to such holder of Series K Preferred Units upon surrender of the Series K Preferred Units by such holder of Series K Preferred Units at the place designated by the Partnership. Unless the Partnership and such holder of Series K Preferred Units agree otherwise, the Partnership will pay the Series K Redemption Price in the same manner that the most recent distribution of Series K Priority Return was delivered to such holder of Series K Preferred Units. On and after the date of redemption, distributions will cease to accumulate on such holder’s Series K Preferred Units, unless the Partnership defaults in the payment of the Series K Redemption Price. If any date fixed for redemption of such holder’s Series K Preferred Units is not a Business Day, then payment of the Series K Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Series K Redemption Price is improperly withheld or refused and not paid by the Partnership, distributions on such holder’s Series K Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Series K Redemption Price.

(iii)    In connection with a redemption under this Section 30.9, each holder of Series K Preferred Units to be redeemed shall, promptly after the redemption date designated in any applicable and not rescinded Series K Redemption Notice, surrender to the Partnership any certificates representing such Series K Preferred Units (or certify to the Partnership that such certificates have been lost or destroyed). Notwithstanding the foregoing, a holder’s failure to timely surrender any such certificates shall not affect the redemption of such Series K Preferred Units, and after the applicable redemption date, any such certificates shall be null and void.

Section 30.10    No Sinking Fund.

    No sinking fund shall be established for the retirement or redemption of Series K Preferred Units.

Section 30.11    Status of Reacquired Units.

    All Series K Preferred Units which shall have been issued and reacquired in any manner by the Partnership shall be deemed cancelled and no longer outstanding.

Section 30.12    Notices.
Any Series K Exchange Notice, Series K Mandatory Exchange Notice, Series K Redemption Notice or other notice or communication given or made pursuant to this Article 30 shall be in writing and shall be delivered by both email and nationally recognized overnight courier. Any such notice shall be deemed to have been delivered one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All such notices to the General Partner or Partnership shall be sent to:

Sun Communities, Inc.
27777 Franklin Road, Suite 300
Southfield, Michigan 48034
Attn: Chief Financial Officer
    and Tax Department
Email: fcastro@suncommunities.com
    and
    shogston@suncommunities.com
    and
    taxdept@suncommunities.com

    or such other address as the General Partner or Partnership may provide written notice of to the holders of Series K Preferred Units.

    All such notices to a holder of Series K Preferred Units shall be sent to the most recent email and mailing address of such Series K Preferred Partner set forth in the books and records of the Partnership.

Section 30.13    Uniform Commercial Code.

Any Series K Preferred Units issued by the Partnership shall be “securities” as defined in, and governed by, Article 8 of the Uniform Commercial Code as in effect from time to time in the State of Michigan and, to the extent permitted by applicable law, each other applicable jurisdiction. Notwithstanding anything to the contrary set forth herein, this Section 30.13 shall not be amended, and any purported amendment to this provision shall not take effect, until all outstanding certificates representing Series K Preferred Units have been surrendered to the Partnership.

9.    Governing Law. This Amendment shall be interpreted and enforced according to the laws of the State of Michigan.

10.    Full Force and Effect. Except as amended by the provisions hereof, the Partnership Agreement shall remain in full force and effect in accordance with its terms and is hereby ratified, confirmed and reaffirmed by the undersigned for all purposes and in all respects.

11.    Successors/Assigns. This Amendment shall be binding upon and shall inure to the benefit of the Partnership, the Partners and their respective legal representatives, successors and assigns.

12.    Copies. Reproductions (photographic, facsimile or otherwise) of this Amendment may be made and relied upon to the same extent as though such reproduction was an original.

13.    Number and Gender. Where necessary or appropriate to the construction of this Agreement, the singular and plural number, and the masculine, feminine and neuter gender shall be interchangeable.

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In witness whereof, the undersigned has executed this Amendment as of the Effective Date.

GENERAL PARTNER:

                        Sun Communities, Inc., a Maryland corporation

                        By:/s/ Fernando Castro-Caratini
                        Name: Fernando Castro-Caratini
                        Title: Executive Vice President, Treasurer, Chief
                         Financial Officer and Secretary

[Signature Page to Eleventh Amendment to Partnership Agreement]